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                                                              EXHIBIT (h)(18)(d)

                      Amendment to Participation Agreement
              Franklin Templeton Variable Insurance Products Trust
                      Franklin Templeton Distributors, Inc.
                     American General Life Insurance Company
                       American General Distributors, Inc.

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

     American General Distributors, Inc. is hereby replaced by American General Equity Services Corporation ("AGESC") as a party to the Agreement.

                                WITNESSETH THAT:

     WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGDI and AGL;

     WHEREAS, AGL and AGESC have entered into a Distribution Agreement, dated October 1, 2002, which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between AGL and AGDI;

     WHEREAS, AGDI desires that AGESC replace AGDI as a party to the Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Effective on the date of the Distribution Agreement between AGL and AGESC, indicated herein, AGESC will replace AGDI as a party to the Agreement. All the duties and responsibilities of AGDI shall become the duties and responsibilities of AGESC.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of October 1, 2002.

Franklin Templeton Variable Insurance Products Trust

By:________________________________________________
Name:______________________________________________
Title:_____________________________________________

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Franklin Templeton Distributors, Inc.



By:________________________________________________
Name:______________________________________________
Title:_____________________________________________



American General Life Insurance Company



By:________________________________________________
Name:______________________________________________
Title:_____________________________________________



American General Equity Services Corporation



By:________________________________________________
Name:______________________________________________
Title:_____________________________________________

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